                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                USX CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO of USX]

USX Corporation

Notice of Annual Meeting of Stockholders and Proxy Statement

1999

Marathon Group Common Stock
U. S. Steel Group Common Stock


Tuesday, April 27, 1999
10:00 A.M., Central Daylight Time



Consort Ballroom
The Westin Oaks Hotel
5011 Westheimer Road
Houston, Texas 77056

Please mark, sign and return your proxy card promptly.

[LOGO of USX]


USX Corporation
600 Grant Street
Pittsburgh, PA 15219-4776

Thomas J. Usher
Chairman, Board of Directors
& Chief Executive Officer


March 8, 1999


Dear USX Stockholder,

We will hold our 1999 annual meeting of stockholders in the Consort Ballroom of The Westin Oaks Hotel, 5011 Westheimer Road, Houston, Texas, on Tuesday, April 27, 1999 at 10:00 A.M., Central Daylight Time.

We will elect directors and independent accountants at the meeting.

The board of directors has nominated five of our 15 directors for re-election this year. They are all Class III directors, which means their terms will expire at the 2002 annual meeting. You can read about them, and about the other directors who will continue in office, on pages 12-17 of the proxy statement. The stockholders have previously elected all 15 directors.

We hope you will mark, sign and return your proxy card as soon as possible, whether or not you plan to attend the meeting.

Sincerely,


/s/ Thomas J. Usher




                      Marathon Group . U. S. Steel Group

Table of Contents

Notice of Annual Meeting of Stockholders........   4

Proxy Statement.................................   5

  Questions and Answers.........................   5

  The Board of Directors........................   7

  Proposals of the Board

    Proposal No. 1
    Election of Directors.......................  11
    Nominees for Director.......................  12
    Continuing Directors........................  14

    Proposal No. 2
    Election of Independent Accountants.........  17

Security Ownership..............................  18

Executive Compensation and Other Information....  20


Notice of Annual Meeting of Stockholders on April 27, 1999


We will hold our 1999 annual meeting of stockholders in the Consort Ballroom of The Westin Oaks Hotel, 5011 Westheimer Road, Houston, Texas, 77056 on Tuesday, April 27, 1999 at 10:00 A.M., Central Daylight Time, in order to:


 .  elect five Class III directors,
 . elect independent accountants for 1999, and . transact any other business that properly comes before the meeting.


You are entitled to vote at the meeting if you were an owner of record of either USX-Marathon Group or USX-U. S. Steel Group common stock at the close of business on February 26, 1999. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker will suffice.


By order of the Board of Directors,

Dan D. Sandman
Secretary



Dated, March 8, 1999



USX Corporation
600 Grant Street
Pittsburgh, PA 15219-4776

Proxy Statement


We have sent you this proxy statement because the board of directors is asking you to give your proxy (that is, the authority to vote your shares) to our proxy committee so they may vote your shares on your behalf at our annual meeting of stockholders. The members of the proxy committee are our four officer-directors:
Thomas J. Usher, Victor G. Beghini, Paul J. Wilhelm and Robert M. Hernandez. They will vote your shares as you instruct on your proxy card.

We will hold the meeting on April 27, 1999 in the Consort Ballroom of The Westin Oaks Hotel, 5011 Westheimer Road, Houston, Texas. The proxy statement contains information about the matters being voted on and other information that may be helpful to you.

We began the mailing of the proxy statement, the proxy card and the 1998 annual reports on or about March 8, 1999.

Questions and Answers

--------------------------------------------------------------------------------

[ ] Who may vote?

You may vote if you were a holder of either USX-Marathon Group or USX-U. S. Steel Group common stock at the close of business on February 26, 1999.



[ ] What may I vote on?

You may vote on:

 . the election of five nominees to serve as Class III directors and . the election of PricewaterhouseCoopers LLP as our independent accountants.



[ ] How does the board recommend I vote?

The board recommends that you vote:

 . FOR each of the nominees for director and . FOR the election of PricewaterhouseCoopers LLP as independent accountants for
   1999.



[ ] How do I vote?

Indicate how you would like to vote by marking the enclosed proxy card (or, if you own your shares through a broker or other intermediary, the enclosed voting instruction card). Then, sign and date the card and return it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares FOR each proposal, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting.


[ ] May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

 . sending us a proxy card dated later than your last one, . notifying the Secretary of USX in writing, or . voting at the meeting.


[ ] What is the voting relationship between the two classes of stock?

Both classes of USX common stock--USX-Marathon Group Common Stock and USX-U. S. Steel Group Common Stock--will be voted together as a single class on all matters voted on at the meeting. Each share of Marathon stock will be entitled to one vote and each share of U. S. Steel stock will be entitled to 1.144 votes. We calculated the number of votes to which a share of U. S. Steel stock is entitled by using a formula described in USX's Restated Certificate of Incorporation. It is based on the ratio of the market value of one share of
U. S. Steel stock to one share of Marathon stock over the 20 business-day period ending on February 19, 1999.

[ ] How many outstanding shares are there?

At the close of business on February 26, 1999, which is the record date for the meeting, there were 308,495,569 shares of Marathon stock (representing 308,495,569 votes) and 88,336,271 shares of U. S. Steel stock (representing 101,056,694 votes) outstanding.

[ ] How big a vote do the proposals need in order to be adopted?

Directors are elected by a plurality of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote; that is, those receiving the most votes are elected, even with less than a majority. Independent accountants are elected by a majority of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.



[ ] What are broker non-votes?

The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the election of independent accountants are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters such as mergers and contested proposals unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.



[ ] What constitutes a quorum?

Under our by-laws, a quorum is one-third of the voting power of the outstanding shares of stock entitled to vote.



[ ] Will my vote be confidential?

Yes. All executed proxy cards and ballots which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators, who are USX employees, and the inspector of election, who is independent, are required to execute confidentiality agreements.



[ ] How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card gives them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our corporate secretary at least 60 days, but not more than 90 days, before the meeting, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.



[ ] When must shareholder proposals be submitted for the 2000 annual meeting?

The deadline for submitting shareholder proposals for inclusion in our 2000 proxy statement is November 9, 1999. Shareholder proposals submitted outside the process for inclusion in the proxy statement must be received from stockholders of record on or after December 24, 1999 and no later than January 23, 2000 and must be accompanied by certain information about the stockholders making the proposals, in accordance with our by-laws.

The Board of Directors


Under our by-laws and the laws of Delaware, USX's state of incorporation, the business and affairs of USX are managed under the direction of the board of directors. The board met eight times in 1998. The directors spend considerable time preparing for board and committee meetings, and they attend as many meetings as possible. In 1998, their attendance averaged 97 percent. The board has five principal committees, all the members of which are non-employee directors. The table below shows the committee memberships of each director and the number of meetings that each committee held in 1998.


Board Committee
Memberships



                                                               Organization
                                                               and Corporate
                                Audit       Compensation         Governance         Public Policy        Committee on
           Director          Committee        Committee          Committee           Committee          Financial Policy
------------------------------------------------------------------------------------------------------------------------
Neil A. Armstrong                X*                                   X                   X
Jeanette G. Brown                X                                                        X                   X
------------------------------------------------------------------------------------------------------------------------
Charles A. Corry                 X                                    X                                       X
Charles R. Lee                                    X                                       X                   X*
------------------------------------------------------------------------------------------------------------------------
Paul E. Lego                                      X                   X                   X*
Ray Marshall                     X                                                        X                   X
------------------------------------------------------------------------------------------------------------------------
John F. McGillicuddy             X                X*                                      X
John M. Richman                                                       X                   X                   X
------------------------------------------------------------------------------------------------------------------------
Seth E. Schofield                X                X                   X
John W. Snow                     X                                                        X                   X
Douglas C. Yearley               X                                    X*                                      X
------------------------------------------------------------------------------------------------------------------------
Number of Meetings
 in 1998                         6                5                   3                   4                   4
------------------------------------------------------------------------------------------------------------------------

* Chairman

--------------------------------------------------------------------------------

Audit Committee

The Audit Committee is responsible for:

 . ensuring the integrity of our financial reports, . determining that appropriate controls are in place to ensure that we operate in accordance with our procedures and codes of conduct, . providing direction to the internal audit staff and the independent accountants,
 .  recommending to the board the independent accountants to be nominated for election by the stockholders,
 . reviewing the independence of the independent accountants, . approving the scope of the annual audit activities of the independent accountants and our internal auditors,
 . approving the independent accountants' audit fee, . reviewing audit results,
 .  reviewing and approving the Annual Report on Form 10-K filed with the
   Securities and Exchange Commission, and
 .  reviewing:

  -- matters pertaining to potentially divergent interests, if any, between the two classes of common stock,
  -- our policies and practices with respect to the two business groups, -- the allocation of charges and credits between the two business groups, and -- the board's performance of its fiduciary duties to both classes of stockholders.

Compensation
Committee

The Compensation Committee is responsible for:

 .  making recommendations to the board on all matters of policy and procedures relating to executive compensation,
 .  approving the salaries of officers (other than the officer-directors, whose salaries are approved by the board),
 .  administering the Annual Incentive Compensation Plan and the Senior Executive
   Officer Annual Incentive Compensation Plan, and
 . administering the plans under which long-term incentives are granted and approving grants of options, stock appreciation rights and restricted stock under those plans.



The committee is also authorized to:

 . adopt and amend employee benefit plans, . review the activities of United States Steel and Carnegie Pension Fund as
   administrator of certain benefit plans, and . make recommendations to the board concerning policy matters relating to employee benefits.

--------------------------------------------------------------------------------

Organization and
Corporate Governance
Committee

The Organization and Corporate Governance Committee:

 . makes recommendations to the board concerning the appropriate size and composition of the board, including

  -- candidates for election as directors, -- the composition and functions of board committees, -- the compensation of non-employee directors, and -- all matters relating to the development and effective functioning of the board,

 .  confers with management concerning plans for succession to executive management positions,
 . assesses and makes recommendations concerning overall corporate governance to the extent specific matters are not the assigned responsibility of other board committees, and
 .  considers nominees recommended by stockholders for election as directors.

In recommending candidates for election as directors, the committee, among other considerations, studies the composition of the board and tries to identify candidates with broad knowledge and experience in business and society in general. Recommendations of candidates by stockholders of record should be sent, together with the nominee's qualifications and consent to be considered as a nominee, to the Secretary of USX for presentation to the committee.

Public Policy
Committee

The Public Policy Committee reviews and makes recommendations to the board concerning corporate policy related to:

 .  community and governmental relations,
 .  codes of conduct,
 . environmental, safety and health matters, . investor relations,
 .  trade matters, and
 .  other broad social, political and public issues.

--------------------------------------------------------------------------------

Committee on
Financial Policy

The Committee on Financial Policy provides oversight with respect to the appropriate capital structure and financial policies of USX. Its key responsibility in that role is to make recommendations to the board concerning dividends. The board has also delegated to the committee the authority to:

 . approve financings by USX (except financings which involve the issuance of common stock), including the recommendation of action to subsidiaries, partnerships and joint ventures,
 .  authorize loans to outside entities, guarantees by USX of the credit of others, and other uses of USX credit, and . approve USX's funding policy for its pension and other post-employment benefit plans.


In addition, the committee is responsible for reviewing the performance of United States Steel and Carnegie Pension Fund as investment manager and/or trustee of our employee benefit plans. It also receives reports and makes recommendations to the board on various financial matters.

Compensation of Directors

Our by-laws require that each non-employee director be paid allowances and attendance fees as the board may from time to time determine. Directors who are employees of USX receive no compensation for their service on the board. We pay our non-employee directors as follows:

Annual Retainer                                    $60,000
Committee Membership Fee                           $ 5,000 ($6,000 for committee chairman)
Meeting Fee (for each board or committee meeting)  $ 1,600
------------------------------------------------------------------------------------------

Under our Deferred Compensation Plan for Non-Employee Directors, directors may defer some or all of their annual retainers in the form of Common Stock Units or cash. Each of our directors has elected to defer at least half of his or her retainer in the form of Common Stock Units, and some have deferred their entire retainers in this way. All new directors will be required to defer at least half of their retainers as Common Stock Units. A Common Stock Unit is what is sometimes referred to as "phantom stock" because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. Then, when a director leaves the board, he or she must take actual shares of common stock corresponding to the number of Common Stock Units in his or her account. We believe this is an effective way to increase the directors' equity holdings in USX and thereby further align their interest with that of the stockholders.

Every January, we credit each non-employee director's deferred stock account with both Marathon Common Stock Units and U. S. Steel Common Stock Units in the same ratio that the outstanding shares of each class of stock on a fully diluted basis had to each other on the last trading day of the previous year. "Fully diluted" means that we assume the exercise of all currently outstanding stock options and the conversion to common stock of all convertible securities if the exercise or conversion would result in lower earnings per share. The ongoing value of each Common Stock Unit equals the market price of the corresponding class of stock (Marathon or U. S. Steel). When dividends are paid on the common stock, we credit each account with equivalent amounts in additional Common Stock Units.

Directors may also defer portions of their annual retainers in the form of cash, which may be invested in certain investment options. When a director leaves the board, he or she receives the deferred cash either in a lump sum or in installments over ten years.

If USX were to undergo a change in control resulting in the removal of a non-employee director from the board, that director would receive a cash payment equal to the value of his or her deferred stock and deferred cash accounts.

Under our Non-Employee Director Stock Plan, each non-employee director may receive a grant of up to 500 shares of each class of common stock. In order to qualify, a director must first purchase an equivalent number of shares in the open market during the 60 days following his or her initial election to the board. The shares granted under this plan may not be sold until the director leaves the board.

Our retirement policy for directors requires non-employee directors to retire at the end of the month in which they turn 72, even if their terms have not expired. Employee directors must retire from the board when they retire as employees, except that the chief executive officer may remain on the board, at the board's request, through the month in which he or she turns 70. Our policy also provides that directors who undergo a significant change in their business or professional careers should volunteer to resign from the board.

Proposals of the Board

The board will present the following proposals at the meeting:


Proposal No. 1

Election of Directors

USX's Certificate of Incorporation divides the directors into three classes:
Class I, Class II and Class III. Each class must consist, as nearly as possible, of one-third of the directors. Once elected, directors serve for a term of three years and until their successors are duly elected and qualified. At each annual meeting, directors who are elected to succeed directors whose terms have expired are identified as being of the same class as those they succeed. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which he or she is elected.

Our by-laws require the board to fix the number of directors, and the board has set the maximum number of directors at 16. The current five Class III directors are nominees for election this year for a three-year term that will expire at the 2002 annual meeting. All five of them, and all ten of the continuing Class I and Class II directors, have previously been elected by the stockholders. Of the 15 current directors, four are officers of USX, one is a retired officer of USX, seven have top executive experience with a wide variety of businesses, one was with the National Aeronautics and Space Administration and served as a university professor before entering business, one had a career as a distinguished chemist before becoming an educator, and one has a distinguished career in education in addition to service as a member of the President's Cabinet. A brief statement about the background of each nominee and each continuing director is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the board.

Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. They require that notice be received by the Secretary at least 45 days, but not more than 75 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of stockholders. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

Nominees for Class III Director
Terms Expire 2002

[PHOTO APPEARS HERE]

Jeanette G. Brown      Director since 1993  Age 70

--------------------------------------------------------------------------------

Retired Director of Corporate Research, BP America


Dr. Brown graduated from Ohio University in 1950 with a BS degree and received an MS degree from Western Reserve University in 1958. She holds eight D.Sc. (hon.) degrees. Dr. Brown completed the Executive Management School, University of California, Berkeley. From 1950 to 1988 she was employed by BP America (formerly The Standard Oil Company) in various research positions. She retired as Director of Corporate Research, Environmental and Analytical Sciences. She is a director of AGA Gas, Inc. and The BF Goodrich Company. Dr. Brown is a trustee of the Ohio University Foundation and was Distinguished Visiting Professor and Director, Research Enhancement there from 1989-1995. She was appointed to the Ohio Boards of Regents in 1995, and is Chair of the Board of Trustees of The Cleveland Scholarship Programs, Inc. and a trustee of the Cleveland Orchestra. She also serves on the White House Joint High Level Advisory Panel on US/Japan Science and Technology Agreements.


[PHOTO APPEARS HERE]


Charles A. Corry       Director since 1988  Age 67

--------------------------------------------------------------------------------

Retired Chairman of the Board & Chief Executive Officer, USX Corporation


Mr. Corry graduated from the University of Cincinnati in 1955 with a BA degree and received a JD degree from the University of Cincinnati Law School. After serving in the U.S. Air Force, he joined USX in 1959, holding various finance and accounting positions prior to being named Vice President-Corporate Planning in 1979. Mr. Corry was elected Senior Vice President and Comptroller in 1982 and President of the U. S. Diversified Group of USX in 1987. He was elected President of USX in 1988 and elected Chairman of the Board & Chief Executive Officer in 1989, the position he held until his retirement on June 30, 1995. Mr. Corry serves as Chairman of the Executive Committee of the Board. He is a director of GenCorp, Inc. and Mellon Bank Corporation, a member of the Federal Judicial Nominating Commission and a member of The Business Council.


[PHOTO APPEARS HERE]


Paul E. Lego           Director since 1988  Age 68

--------------------------------------------------------------------------------

Retired Chairman, Westinghouse Electric Corporation


Mr. Lego graduated from the University of Pittsburgh with BS and MS degrees in electrical engineering after service in the U.S. Army. He joined Westinghouse in 1956 at the East Pittsburgh plant and held a number of engineering and management positions prior to being named a Vice President in 1979, Executive Vice President in 1980 and Senior Executive Vice President, Corporate Resources in 1985. In 1988 Mr. Lego was elected a director and President and Chief Operating Officer of Westinghouse and, in 1990, Chairman and Chief Executive Officer. Mr. Lego retired in January 1993. He is Chairman of the Board of Commonwealth Industries, Inc. and a director of Consolidated Natural Gas Company, Lincoln Electric Company, Orlimar Golf Company and PNC Bank Realty Holding Company; a trustee of the University of Pittsburgh; and a member of The Business Council.

[PHOTO APPEARS HERE]


Seth E. Schofield      Director since 1994  Age 59

--------------------------------------------------------------------------------

Retired Chairman and Chief Executive Officer, USAir Group


Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became Executive Vice President-Operations in 1981. Mr. Schofield served as President and Chief Operating Officer from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of Calgon Carbon Corp.


[PHOTO APPEARS HERE]


Douglas C. Yearley     Director since 1992  Age 63

--------------------------------------------------------------------------------

Chairman, President and Chief Executive Officer, Phelps Dodge Corporation (a major international mining and manufacturing concern)


Mr. Yearley graduated from Cornell University with a Bachelor's degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 as Director of Research. He held several key positions before being elected Executive Vice President and a director in 1987. Mr. Yearley was elected Chairman and Chief Executive Officer in 1989 and President in 1991. He is a director of Lockheed Martin Corporation,
J. P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company, and Southern Peru Copper Corporation; a member of The Business Roundtable; director of the International Copper Association; Chairman of the National Mining Association Board; director of the Copper Development Association; member of The Business Council and director of the Phoenix Symphony Orchestra.

Continuing Class I Directors
Terms Expire 2000


[PHOTO APPEARS HERE]


Neil A. Armstrong      Director since 1984      Age: 68

--------------------------------------------------------------------------------

Chairman, AIL Systems Inc. (defense electronics company)


Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. In 1982 he became Chairman of CTA, Inc. and retired from that position in 1992. He has served as Chairman of AIL Systems Inc. since June 1989. He is a director of Cinergy Corp., Milacron Inc., Cordant Corporation and RTI International Metals, Inc. and is a member of the National Academy of Engineering.


[PHOTO APPEARS HERE]


Robert M. Hernandez    Director since 1991  Age 54

--------------------------------------------------------------------------------

Vice Chairman & Chief Financial Officer, USX Corporation


Mr. Hernandez graduated from the University of Pittsburgh with a Bachelor's degree in economics and mathematics and received an MBA from the Wharton Graduate School of Finance and Commerce at the University of Pennsylvania. He joined USX in 1968 and held various finance and accounting positions until 1980 when he was appointed Assistant Corporate Comptroller. He was elected Vice President and Treasurer in 1984 and Senior Vice President and Comptroller in 1987. In 1989, he was appointed President of the U. S. Diversified Group and in 1990 elected Senior Vice President-Finance & Treasurer. He was elected director and Executive Vice President-Accounting & Finance & Chief Financial Officer in 1991 and Vice Chairman & Chief Financial Officer in 1994. Mr. Hernandez is a director and Chairman of RTI International Metals, Inc.; a director of Marinette Marine Corporation and Transtar, Inc., and a director and Chairman of the Executive Committee of ACE Limited; a trustee of BlackRock Funds; a member of the boards of trustees of the Allegheny University Hospitals--West and of Allegheny General Hospital; a director of the Pennsylvania Chamber of Business and Industry; and a member of the Pennsylvania Business Roundtable.


[PHOTO APPEARS HERE]


John F. McGillicuddy   Director since 1984  Age 68

--------------------------------------------------------------------------------

Retired Chairman of the Board, Chemical Banking Corporation


Mr. McGillicuddy graduated from Princeton University in 1952 and received an LLB degree from Harvard Law School in 1955. He joined Manufacturers Hanover Trust Company in 1958, became Vice President in 1962, Senior Vice President in 1966 and Executive Vice President and Assistant to the Chairman in 1969. In 1970 he was elected Vice Chairman and a director of Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company and became President of each in 1971. Mr. McGillicuddy was named Chairman and Chief Executive Officer of each company in 1979. Following the merger of Manufacturers Hanover Corporation and Chemical Banking Corporation on January 1, 1992, Mr. McGillicuddy became Chairman of the Board and Chief Executive Officer of the new Chemical Banking Corporation and retired in January 1994. He is a director of Southern Peru Copper Corporation, Young & Rubicam Inc. and UAL Corporation. He is a member of The Business Council and a trustee emeritus of Princeton University.

[PHOTO APPEARS HERE]


John M. Richman        Director since 1985      Age: 71

--------------------------------------------------------------------------------

Counsel for Wachtell, Lipton, Rosen & Katz (law firm)


Mr. Richman is a graduate of Yale University and Harvard Law School. He joined the Kraft, Inc. law department in 1954 and became General Counsel of the Sealtest Foods Division in 1963. He was named General Counsel of the corporation in 1970, Senior Vice President in 1973 and was elected Deputy Chairman and a director in 1979. In 1979 he became Chairman and Chief Executive Officer. In 1980 he was elected Chairman of Dart & Kraft, Inc. which was renamed Kraft, Inc. in 1986. In 1988, following the merger of Kraft, Inc. and Philip Morris Companies Inc., he was elected a director and Vice Chairman of the Board of Philip Morris Companies Inc. He ceased being a Vice Chairman of the Board in 1989 and a director in 1994. Mr. Richman became Acting Chairman & Chief Executive Officer of R. R. Donnelley & Sons Company in 1996 and retired from that position in 1997. He is a director of Stream International, Inc., Archstone Communities Trust and the Evanston Hospital Corporation; a trustee of Northwestern University, the Johnson Foundation and the Chicago Symphony Orchestra; and a member of The Business Council.


[PHOTO APPEARS HERE]


John W. Snow           Director since 1995  Age 59

--------------------------------------------------------------------------------

Chairman, President and Chief Executive Officer, CSX Corporation
(a major transportation company)


Mr. Snow did undergraduate work at Kenyon College and the University of Toledo, received a Ph.D. in economics from the University of Virginia and earned a law degree from George Washington University Law School. Following an academic career as an economics and law professor and several high-level presidential appointments with the U.S. Department of Transportation and the National Highway Traffic Safety Administration, Mr. Snow joined CSX in 1977 as Vice President-Government Affairs for Chessie System Inc. After a number of other senior management assignments, he was elected President and Chief Operating Officer of CSX in 1988, President and Chief Executive Officer in 1989 and Chairman, President and Chief Executive Officer in 1991. Mr. Snow is a director of Circuit City Stores, Inc., GTE Corporation and Johnson & Johnson. He is also a member of the board of the Association of American Railroads, a member of the boards of trustees of The Johns Hopkins University and of the University of Virginia Darden School Foundation; and a member of the Policy Committee of the Business Roundtable, of the Executive Committee of The Business Council and of the U.S.- Japan Business Council.

Continuing Class II Directors
Terms Expire 2001


[PHOTO APPEARS HERE]


Victor G. Beghini      Director since 1990  Age 64

--------------------------------------------------------------------------------

Vice Chairman-Marathon Group, USX Corporation


Mr. Beghini graduated from Pennsylvania State University with a BS degree in petroleum engineering. He joined Marathon in 1956 and served in various positions throughout the United States until being elected Vice President, Supply & Transportation in early 1978 and a director of Marathon later that year. He was elected President of Marathon Petroleum Company in January 1984, Senior Vice President, Domestic Exploration and Production for Marathon Oil Company in 1985 and Senior Vice President, Worldwide Production in 1986. Mr. Beghini was elected President of Marathon Oil Company in 1987. He was elected Vice Chairman-Energy and a director of USX in June 1990 and Vice Chairman-Marathon Group in May 1991. He is a director of Baker Atlas Inc., Pitt-Des Moines, Inc. and the American Petroleum Institute; and a member of the National Petroleum Council.


[PHOTO APPEARS HERE]


Charles R. Lee         Director since 1991  Age 59

--------------------------------------------------------------------------------

Chairman of the Board and Chief Executive Officer, GTE Corporation (telecommunications company)


Mr. Lee received a Bachelor's degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business. He served in various financial and management positions before becoming Senior Vice President-Finance for Penn Central Corp. and then Columbia Pictures Industries Inc. In 1983 he joined GTE as Senior Vice President of Finance and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and director in December 1988 and elected to his present position in May 1992. Mr. Lee is a director of The Procter & Gamble Company, the Stamford Hospital Foundation, the New American Schools Development Corporation and United Technologies Corporation. He is a member of The Business Council, the Business Roundtable, The Conference Board and the New American Realities Committee of the National Planning Association. He is also a member of the Harvard Business School's Board of Directors of the Associates and a trustee of Cornell University.


[PHOTO APPEARS HERE]


Ray Marshall           Director since 1994  Age 70

--------------------------------------------------------------------------------

Professor, University of Texas


Dr. Marshall graduated from Millsaps College in 1949 with a BA degree and received an MA in economics from the Louisiana State University in 1950 and a Ph.D. in economics from the University of California at Berkeley in 1954. From 1962 to 1967, Dr. Marshall was a professor of economics at the University of Texas at Austin. He was Chairman of the Department of Economics and held the chair of Alumni Professor of Economics at the University of Kentucky from 1967 to 1969. He returned to the University of Texas as Chairman of the Department of Economics and Director of the Center for the Study of Human Resources in 1969. In 1977 Dr. Marshall became the U.S. Secretary of Labor under the Carter Administration. Dr. Marshall currently holds the Audre and Bernard Rapoport Centennial Chair in Economics and Public Affairs at the University of Texas at Austin.

[PHOTO APPEARS HERE]


Thomas J. Usher        Director since 1991      Age: 56

--------------------------------------------------------------------------------

Chairman of the Board & Chief Executive Officer, USX Corporation


Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a Ph.D. in systems engineering. He joined USX in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at USX's South and Gary Works. He was elected Executive Vice President-Heavy Products in 1986, President-U. S. Steel Group and director of USX in 1991, President & Chief Operating Officer of USX in 1994 and Chairman of the Board & Chief Executive Officer effective July 1, 1995. He is a director of PNC Bank, N.A., PPG Industries, Inc., Transtar, Inc., and the U.S.-Japan Business Council; Chairman of the International Iron and Steel Institute; a member of the Policy Committee of the Business Roundtable; Director and Chairman of the U.S.-Korea Business Council; and a member of the Board of Trustees of the University of Pittsburgh and of the Board of the Extra Mile Education Foundation.


[PHOTO APPEARS HERE]


Paul J. Wilhelm        Director since 1995  Age 57

--------------------------------------------------------------------------------

President-U. S. Steel Group, USX Corporation


Mr. Wilhelm received a BS degree in mechanical engineering from Carnegie-Mellon University in 1964 and joined USX following graduation. After holding a number of management positions, Mr. Wilhelm in 1992 was elected Vice President-Technology & Management Services for the U. S. Steel Group. In 1993 he was named President of USS/Kobe Steel Company, a joint venture between subsidiaries of USX and Kobe Steel Ltd. Mr. Wilhelm was elected Vice President-Operations of the U.
S. Steel Group in 1994, President-U. S. Steel Group the same year, and director of USX in 1995. He is a director of Union Carbide Corporation, a member of the Association of Iron and Steel Engineers, Chairman of the American Iron and Steel Institute, Chairman of the Japan-America Society of Pennsylvania and a member of the Board of Trustees of Carnegie Mellon University.

--------------------------------------------------------------------------------

Proposal No. 2

Election Of Independent Accountants


PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") has served as independent accountants of USX for many years. We believe that their knowledge of USX's business and its organization gained through this period of service is very valuable. In accordance with the established policy of the firm, partners and employees of PricewaterhouseCoopers assigned to the USX engagement are periodically rotated, thus giving USX the benefit of new thinking and approaches in the audit area. We expect representatives of PricewaterhouseCoopers to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For the year 1998, PricewaterhouseCoopers performed professional services principally in connection with audits of the consolidated financial statements of USX and the financial statements of the Marathon Group and the U. S. Steel Group, certain subsidiaries and certain pension and other employee benefit plans. They also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies.

Security Ownership of Certain Beneficial Owners


The following table furnishes information concerning all persons known to USX to beneficially own 5% or more of any class of the voting stock of USX:





                                  Name and Address                     Amount and Nature of           Percent of
      Class                     of Beneficial Owner                    Beneficial Ownership              Class
--------------------------------------------------------------------------------------------------------------------
Marathon Stock            Wellington Management Company, LLP             34,604,244/(1)/               11.25/(1)/
                          75 State Street
                          Boston, MA 02109

Marathon Stock            FMR Corp., Edward C. Johnson 3d and
                          Abigail P. Johnson                              30,989,563/(2)/               10.074/(2)/
                          82 Devonshire Street
                          Boston, MA 02109

Steel Stock               Princeton Services, Inc.                         8,958,288/(3)/               10.1/(3)/
                          800 Scudders Mill Road
                          Plainsboro, NJ 08536

                          Includes:
                          Merrill Lynch Asset Management, L.P.             5,958,288/(3)/                6.7/(3)/
                          800 Scudders Mill Road
                          Plainsboro, NJ 08536

Steel Stock               The Prudential Insurance
                          Company of America                               6,019,456/(4)/                6.91/(4)/
                          751 Broad Street
                          Newark, NJ 07102
--------------------------------------------------------------------------------------------------------------------

(1) Based on Schedule 13G dated December 31, 1998 which indicates that Wellington Management Company LLP had sole voting power over no shares, shared voting power over 7,989,094 shares, sole dispositive power over no shares and shared dispositive power over 34,604,244 shares.

(2) Based on Schedule 13G dated February 1, 1999 which indicates that FMR Corp. had sole voting power over 6,350,813 shares, shared voting power over no shares, sole dispositive power over 30,989,563 shares and shared dispositive power over no shares. According to such Schedule 13G, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 23,251,250 shares; Edward C. Johnson 3d, FMR Corp., through its control of Fidelity and the various investment companies to which Fidelity acts as investment adviser (the "Funds"), each has sole power to dispose of the 23,251,250 shares owned by the Funds; neither FMR Corp., nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares held by the Funds; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 5,542,121 shares; Edward C. Johnson 3d and FMR Corp. through its control of Fidelity Management Trust Company, each has sole dispositive power over 5,542,121 shares and sole power to vote or to direct the voting of 4,375,621 shares and no power to vote or to direct the voting of 1,166,500 shares; Fidelity International Limited ("FIL"), once a majority-owned subsidiary of Fidelity but now operating as an independent entity, is the beneficial owner of 2,196,192 shares; and FIL has sole dispositive power over 2,196,192 shares owned by various international funds for which it acts as an investment advisor, sole power to vote or direct the voting of 1,975,192 such shares, and no power to vote or direct the voting of 221,000 such shares. FMR Corp. and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934.

(3) Based on Schedule 13G dated January 8, 1999 which indicates that Princeton Services, Inc. had sole voting power over no shares, shared voting power over 8,958,288 shares, sole dispositive power over no shares and shared dispositive power over 8,958,288 shares; and that Merrill Lynch Asset Management, L.P. had sole voting power over no shares, shared voting power over 5,958,288 shares, sole dispositive power over no shares and shared dispositive power over 5,958,288 shares.

(4) Based on Schedule 13G dated January 28, 1999 which indicates that The Prudential Insurance Company of America had sole voting power over 492,773 shares, shared voting power over 4,988,860 shares, sole dispositive power over 492,773 shares and shared dispositive power over 5,271,760 shares. Included in the total number of shares are 235,800 convertible preferred shares which are convertible into Steel Stock at a ratio of 1.0811 Steel Stock share for each preferred share.

Security Ownership of Directors
and Executive Officers

The following table sets forth the number of shares of each class of USX common stock beneficially owned as of January 31, 1999 by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of January 31, 1999, any equity securities of USX other than those shown.


                                                                      Marathon Stock        Steel Stock
Name                                                                      Shares               Shares
-------------------------------------------------------------------------------------------------------
Neil A. Armstrong/(1)/..........................................          11,459                  3,814
Victor G. Beghini/(2)(3)/.......................................         601,330                138,105
Jeanette G. Brown/(1)/..........................................           5,367                  2,544
Charles A. Corry/(1)(2)(3)/.....................................          61,921                 80,704
Robert M. Hernandez/(2)(3)(4)/..................................         367,034                145,948
Charles R. Lee/(1)/.............................................           9,482                  3,892
Paul E. Lego/(1)/...............................................           8,619                  2,832
Ray Marshall/(1)/...............................................           4,911                  2,482
John F. McGillicuddy/(1)/.......................................          10,790                  3,529
John M. Richman/(1)/............................................          12,006                  4,030
Dan D. Sandman/(2)(3)/..........................................          97,343                 67,143
Seth E. Schofield/(1)/..........................................           3,473                  1,923
John W. Snow/(1)/...............................................           2,921                  1,704
Thomas J. Usher/(2)(3)/.........................................         511,544                386,285
Paul J. Wilhelm/(2)(3)/.........................................          75,495                142,617
Douglas C. Yearley/(1)/.........................................           6,016                  2,796
All Directors and Executive Officers as a group.................       2,758,462              1,630,461
(37 persons)/(1)(2)(3)(5)/
-------------------------------------------------------------------------------------------------------

(1) Includes Common Stock Units credited under the USX Corporation Deferred Compensation Plan for Non-Employee Directors as follows:

                                                         Marathon Stock            Steel Stock
                                                       Common Stock Units      Common Stock Units
-------------------------------------------------------------------------------------------------
Neil A. Armstrong...................................          9,959                     3,514
Jeanette G. Brown...................................          4,310                     1,478
Charles A. Corry....................................          1,921                       704
Charles R. Lee......................................          7,482                     2,693
Paul E. Lego........................................          7,063                     2,519
Ray Marshall........................................          3,843                     1,408
John F. McGillicuddy................................          8,790                     3,129
John M. Richman.....................................         10,307                     3,690
Seth E. Schofield...................................          2,400                       845
John W. Snow........................................          1,921                       704
Douglas C. Yearley..................................          5,017                     1,797
-------------------------------------------------------------------------------------------------



(2) Includes shares held under the USX Savings Fund Plan, the Marathon Thrift Plan, the USX Dividend Reinvestment and Stock Purchase Plans, the 1986 Stock Option Incentive Plan and the 1990 Stock Plan.

(3) Includes shares which may be acquired upon exercise of outstanding options as follows: Mr. Usher: Marathon Stock 458,000, Steel Stock 353,000; Mr.
    Corry: Marathon Stock 60,000, Steel Stock 80,000; Mr. Beghini: Marathon Stock 481,250, Steel Stock 112,750; Mr. Wilhelm: Marathon Stock 64,000, Steel Stock 123,750; Mr. Hernandez: Marathon Stock 322,450, Steel Stock 122,500; Mr. Sandman: Marathon Stock 71,400, Steel Stock 58,325; and all directors and executive officers as a group: Marathon Stock 2,146,610, Steel Stock 1,381,760.

(4) As of January 31, 1999 United States Steel and Carnegie Pension Fund, trustee of the United States Steel Corporation Plan for Employee Pension Benefits and the United States Steel Corporation Plan for Non-Union Employee Pension Benefits, owned 587,680 shares of Marathon Stock. This stock was received in exchange for common stock of Texas Oil & Gas Corp. Mr. Hernandez is chairman and one of seven members of the Investment Committee of the trustee. The board of directors of the trustee has by formal resolution delegated sole power to vote and dispose of such stock to a subcommittee of the Investment Committee which is composed of members who are not officers or employees of USX. Mr. Hernandez disclaims beneficial ownership of such stock.

(5) Total shares beneficially owned in each case constitute less than one percent of the outstanding shares of each class.

Executive Compensation and Other Information

The following table sets forth certain information concerning the compensation awarded to, earned by or paid to the chief executive officer and the other four most highly compensated executive officers of USX for services rendered in all capacities during 1998, 1997 and 1996:

Summary Compensation Table

--------------------------------------------------------------------------------

                                                                                       Long-Term
                                   Annual Compensation                             Compensation/(4)/
                              ------------------------------------------------   ----------------------
         Name                                         Salary and      Other      Restricted                        All
         and                                            Bonus        Annual        Stock      Options/           Other
      Principal               Salary      Bonus         Total     Compensation    Award(s)      SARs          Compensation
      Position         Year     ($)        ($)           ($)           ($)       ($)/(1)/     (#)/(2)/          ($)/(3)/
--------------------------------------------------------------------------------------------------------------------------
T. J. Usher            1998   1,097,917   1,320,000   2,417,917       11,549      354,840       270,000          126,805
Chairman               1997     981,250   1,420,000   2,401,250       16,820       89,199       200,000          136,079
& Chief                1996     833,333   1,200,000   2,033,333       21,178       57,879       160,000           77,956
Executive Officer
--------------------------------------------------------------------------------------------------------------------------
V. G. Beghini          1998     775,000     900,000   1,675,000          0            0         120,000          123,543
Vice Chairman-         1997     723,333   1,050,000   1,773,333          0            0          90,000          116,084
Marathon Group         1996     692,500     850,000   1,542,500          0         20,578        80,000           41,475
and President-
Marathon Oil
Company
--------------------------------------------------------------------------------------------------------------------------
P. J. Wilhelm          1998     535,833     600,000   1,135,833        8,426      217,817       100,000           49,593
President-             1997     407,500     611,000   1,018,500        7,874       30,599        75,000           47,698
U. S. Steel Group      1996     358,333     537,000     895,333        2,457       28,590        65,000           30,977
--------------------------------------------------------------------------------------------------------------------------
R. M. Hernandez        1998     542,500     650,000   1,192,500        7,876       53,841       100,000           58,180
Vice Chairman          1997     522,500     750,000   1,272,500        6,954       29,733        75,000           62,434
& Chief                1996     495,000     650,000   1,145,000        5,568       19,297        65,000           49,213
Financial Officer
--------------------------------------------------------------------------------------------------------------------------
D. D. Sandman          1998     397,917     450,000     847,917        4,852       66,079        56,000           46,196
General Counsel,       1997     354,583     530,000     884,583        2,986       21,812        40,000           39,077
Secretary and          1996     323,083     450,000     773,083        1,606       33,700        35,000           27,392
Senior Vice
President-Human
Resources &
Public Affairs
--------------------------------------------------------------------------------------------------------------------------

(1) Grants of restricted stock under the USX 1990 Stock Plan. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 1998, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation Committee Report on page 25).

                                                                                              Unvested Restricted Shares
                                             Vesting Schedule                                      Aggregate Holdings
                           -----------------------------------------------------    -----------------------------------------------
                                                                                                                   Value as of
                                              Class of    May 1999      May 2000    Class of                    December 31, 1998
                            Date Granted        Stock     (Shares)      (Shares)      Stock        Shares                ($)
----------------------------------------------------------------------------------------------------------------------------------
T. J. Usher                May 26, 1998       Marathon       --          6,500      Marathon       19,500               575,860
                                              Steel          --          3,590      Steel          10,500               241,500
                                                                                                                  ----------------
                                                                                                                        817,360
----------------------------------------------------------------------------------------------------------------------------------
V. G. Beghini                  --                --          --           --        Marathon        6,916               204,238
                               --                --          --           --        Steel           3,724                85,652
                                                                                                                  ----------------
                                                                                                                        289,890
----------------------------------------------------------------------------------------------------------------------------------
P. J. Wilhelm              May 27, 1997       Marathon         320        --        Marathon        3,500               103,360
                                              Steel            650        --        Steel           6,500               149,500
                                                                                                                  ----------------
                           May 26, 1998       Marathon         380       1,750                                          252,860
                                              Steel            650       3,250
----------------------------------------------------------------------------------------------------------------------------------
R. M. Hernandez            May 26, 1998       Marathon       --            975      Marathon        6,500              191,953
                                              Steel          --            555      Steel           3,500               80,500
                                                                                                                  ----------------
                                                                                                                       272,453
----------------------------------------------------------------------------------------------------------------------------------
D. D. Sandman              May 26, 1998       Marathon       --          1,222      Marathon        5,200              153,563
                                              Steel          --            658      Steel           2,800               64,400
                                                                                                                  ----------------
                                                                                                                       217,963
----------------------------------------------------------------------------------------------------------------------------------



(2) All option shares listed were granted with tandem stock appreciation rights ("SARs").

(3) This column includes amounts contributed by USX under the USX Savings Fund Plan or the Marathon Thrift Plan and the related supplemental savings plans. Such amounts for 1998 are $54,896, $109,350, $26,792, $27,125 and $19,896
    for Messrs. Usher, Beghini, Wilhelm, Hernandez and Sandman, respectively. Also included are amounts attributable to split-dollar life insurance provided by USX. (Marathon Oil Company does not provide split-dollar life insurance.) For 1998, these amounts are $36,354, $9,014, $17,870, and $15,878 for Messrs. Usher, Wilhelm, Hernandez and Sandman, respectively. Also included are amounts attributable to a mandatory tax compliance program. For 1998 these amounts were $2,000 for Messrs. Usher, Wilhelm, Hernandez and Sandman. Also included are dividends paid on restricted stock. For 1998, these amounts were $33,555, $14,193, $11,787, $11,185 and $8,422 for Messrs. Usher, Beghini, Wilhelm, Hernandez and Sandman, respectively.

(4) Restricted stock and stock options/SAR shares granted by class of stock are as follows:

                                                  Restricted
                                   Class of         Stock            Stock Option/
                                     Stock           ($)              SAR Shares
----------------------------------------------------------------------------------
T. J. Usher             1998      Marathon          221,000              175,500
                                  Steel             133,840               94,500
                        --------------------------------------------------------
                        1997      Marathon           57,281              130,000
                                  Steel              30,720               64,000
                                  Delhi               1,198                6,000
                        --------------------------------------------------------
                        1996      Marathon           32,712              104,000
                                  Steel              25,167               52,000
                                  Delhi                   0                4,000
----------------------------------------------------------------------------------
V. G. Beghini           1998      Marathon                0               78,000
                                  Steel                   0               42,000
                        --------------------------------------------------------
                        1997      Marathon                0               58,500
                                  Steel                   0               31,500
                        --------------------------------------------------------
                        1996      Marathon           11,635               65,000
                                  Steel               8,943               13,000
                                  Delhi                   0                2,000
----------------------------------------------------------------------------------
P. J. Wilhelm           1998      Marathon           72,420               35,000
                                  Steel             145,397               65,000
                        --------------------------------------------------------
                        1997      Marathon            9,400               24,000
                                  Steel              20,800               48,750
                                  Delhi                 399                2,250
                        --------------------------------------------------------
                        1996      Marathon            7,831               10,000
                                  Steel              20,759               53,000
                                  Delhi                   0                2,000
----------------------------------------------------------------------------------
R. M. Hernandez         1998      Marathon           33,150               65,000
                                  Steel              20,691               35,000
                        --------------------------------------------------------
                        1997      Marathon           19,094               48,750
                                  Steel              10,240               24,000
                                  Delhi                 399                2,250
                        --------------------------------------------------------
                        1996      Marathon           10,897               43,000
                                  Steel               8,400               20,000
                                  Delhi                   0                2,000
----------------------------------------------------------------------------------
D. D. Sandman           1998      Marathon           41,548               36,400
                                  Steel              24,531               19,600
                        --------------------------------------------------------
                        1997      Marathon           13,748               26,000
                                  Steel               8,064               12,800
                                  Delhi                   0                1,200
                        --------------------------------------------------------
                        1996      Marathon           19,041               23,000
                                  Steel              14,659               10,000
                                  Delhi                   0                2,000
----------------------------------------------------------------------------------

1998 Option/SAR Grants

The following table sets forth certain information concerning options and stock appreciation rights ("SARs") granted during 1998 to each executive officer named in the Summary Compensation Table under the USX 1990 Stock Plan:

                                                    % of Total
                                                     Options/      Exercise                       Potential Realizable Value at
                                    Number of          SARs         or Base                    Assumed Annual Rates of Stock Price
                                    Options/        Granted to     Price per                  Appreciation for Option Term ($)/(4)/
                       Class of       SARs          Employees        Share       Expiration   --------------------------------------
Name or Group            Stock     Granted/(1)/    in 1998/(3)/       ($)           Date         0%       5%              10%
------------------------------------------------------------------------------------------------------------------------------------
T. J. Usher           Marathon     175,500/(2)/        17.8%        34.0000      May 26, 2008     0       3,752,611        9,509,854

                      Steel         94,500/(2)/        15.5%        37.2813      May 26, 2008     0       2,215,647        5,614,888

V. G. Beghini         Marathon      78,000/(2)/         7.9%        34.0000      May 26, 2008     0       1,667,827        4,226,602

                      Steel         42,000/(2)/         6.9%        37.2813      May 26, 2008     0         984,732        2,495,506

P. J. Wilhelm         Marathon      35,000/(2)/         3.5%        34.0000      May 26, 2008     0         748,384        1,896,552

                      Steel         65,000/(2)/        10.6%        37.2813      May 26, 2008     0       1,523,990        3,862,092

R. M. Hernandez       Marathon      65,000/(2)/         6.6%        34.0000      May 26, 2008     0       1,389,856        3,522,168

                      Steel         35,000/(2)/         5.7%        37.2813      May 26, 2008     0         820,610        2,079,588

D. D. Sandman         Marathon      36,400/(2)/         3.7%        34.0000      May 26, 2008     0         778,319        1,972,414

                      Steel         19,600/(2)/         3.2%        37.2813      May 26, 2008     0         459,542        1,164,569
------------------------------------------------------------------------------------------------------------------------------------
All Stockholders      Marathon          N/A             N/A         34.0000           N/A         0   6,595,590,194   16,714,520,584

                      Steel             N/A             N/A         37.2813           N/A         0   2,071,136,149    5,248,668,529
------------------------------------------------------------------------------------------------------------------------------------
All Optionees         Marathon     987,535            100.0%        34.0000      May 26, 2008     0      21,115,868       53,511,757

                      Steel        611,515            100.0%        37.2813      May 26, 2008     0      14,337,581       36,334,264
------------------------------------------------------------------------------------------------------------------------------------
All Optionees'        Marathon          N/A             N/A         34.0000           N/A         0           0.32%            0.32%
Gain as % of          Steel             N/A             N/A         37.2813           N/A         0           0.69%            0.69%
All Stockholders'
Gain
------------------------------------------------------------------------------------------------------------------------------------

(1)  All options listed are exercisable on and after May 26, 1999.

(2) These options were granted with tandem SARs, which have the same date of exercisability as the underlying options. Upon the exercise of an SAR, an optionee receives an amount, in cash and/or shares, equal to the excess, for a specified number of shares, of (a) the fair market value of a share on the date the SAR is exercised (except that for any SAR exercised during the 10-business-day period beginning on the third business day following the release of USX's quarterly earnings, the Compensation Committee may, in its sole discretion, establish a uniform fair market value of a share for such period which shall not be more than the highest daily fair market value and shall not be less than the lowest daily fair market value during such 10-business-day period) over (b) the exercise or base price per share.

(3) Indicates percentage of total options granted in the applicable class of stock.

(4) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Marathon Stock or the Steel Stock. We did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Amounts shown for All Stockholders represent the potential realizable value assuming appreciation at the rates indicated based on the exercise or base price per share and the expiration date applicable to grants made in 1998 and the number of outstanding shares as of December 31, 1998.

Option Exercises and Year-End Values

The following table sets forth certain information concerning options to purchase USX common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 1998 together with the total number of options and SARs outstanding at December 31, 1998 and the value of such options. The figures for options and SARs exercised include amounts realized from the redemption by USX of the USX-Delhi Group Common Stock on January 26, 1998.

                     Aggregated 1998 Option/SAR Exercises
                    and December 31, 1998 Option/SAR Values

                                                                              Total Value
                                                                              of Unexercised
                                                                               In-The-Money
                       No. of           Total Value           No. of          Options/SARs at
                       Shares             Realized         Unexercised       December 31, 1998
                     Underlying            for All        Options/SARs at          for
                    Options/SARs         Classes of         December 31,         All Classes
     Name           Exercised /(1)/     Stock ($)/(1)/        1998/(1)/          of Stock ($)
----------------------------------------------------------------------------------------------
T. J. Usher             19,000              112,650           811,000                847,998
V. G. Beghini           75,000              499,806           594,000              2,878,451
P. J. Wilhelm           61,050              458,122           187,750                  4,884
R. M. Hernandez         14,250               69,222           444,950              1,946,602
D. D. Sandman            9,200               50,045           129,725                  5,877
----------------------------------------------------------------------------------------------



Note: All outstanding options listed above, except those granted in 1998, are currently exercisable. Except for 5,000 shares granted to Mr. Wilhelm, all outstanding options listed above were granted with SARs.


(1) Figures by class of stock are as follows:


                                                                    No. of
                                                                Unexercised
                                    No. of Shares               Options/SARs
                                      Underlying     Value           at
                       Class of      Options/SARs   Realized     December 31,
                         Stock         Exercised      ($)           1998
-----------------------------------------------------------------------------
T. J. Usher            Marathon           0            0            458,000
                       Steel              0            0            353,000
                       Delhi            19,000      112,650             0

V. G. Beghini          Marathon         65,000      452,743         481,250
                       Steel              0            0            112,750
                       Delhi            10,000       47,063             0

P. J. Wilhelm          Marathon          2,800       27,329          64,000
                       Steel            53,000      392,534         123,750
                       Delhi             5,250       38,259             0

R. M. Hernandez        Marathon           0            0            322,450
                       Steel              0            0            122,500
                       Delhi            14,250       69,222             0

D. D. Sandman          Marathon           0             0            71,400
                       Steel              0             0            58,325
                       Delhi             9,200       50,045             0
-----------------------------------------------------------------------------

Compensation Committee Report
on Executive Compensation

Our Committee sets policies and administers programs on executive compensation. When we believe that action should be taken on a specific compensation item, we either make a recommendation to the USX Board or a subsidiary company board or take action on our own, whichever is appropriate. We report to the USX Board actions which do not require board approval. The purpose of this report is to summarize the philosophy, specific program objectives and other relevant factors considered by the Committee in decision making with respect to the compensation of USX, Marathon Group and U. S. Steel Group executive officers, including the officers named in the Summary Compensation Table.

Compensation programs for USX's executive officers are designed to attract, retain and motivate employees who will make significant contributions to the achievement of corporate goals and objectives. The principal elements of our executive officers' compensation are:

 .  Salary
 . Short-term incentive (bonus) awards and . Long-term incentive awards (stock options with stock appreciation rights and restricted stock).


For each of the above elements of compensation, we exercise our discretion in the subjective consideration of the factors described below and within the limitations of the various plans.


Salary

Salary administration at USX begins with the development, and periodic adjustment, of salary structures for executive officers employed at the corporate level and at each major business unit. Each executive officer's position is assigned a salary grade with an associated salary range. Our two major objectives in developing salary structures and assigning grades are to maintain:

1. external competitiveness--the midpoint of the salary range for each position is near the average midpoint for similar positions at comparable companies

   and

2. internal equity--each position's grade in the unit's hierarchy of positions accurately reflects its relative "value".



The data used in developing and adjusting salary structures are obtained from surveys coordinated by independent consultants, with each unit having its own sources of relevant data.

We make decisions on salary increases and, occasionally--when business conditions dictate--salary decreases. When we determine salary increases, we give the highest weighting to performance; but we also consider other factors, such as experience and time in position, in making our decisions. Once an executive officer's salary has passed the midpoint for the position, increases seldom exceed amounts necessary to maintain the salary near the midpoint, assuming performance merits such increases. Therefore, incentive opportunities provide the primary basis for significant increases in compensation. The salaries shown for the officers named in the Summary Compensation Table reflect the results of our salary reviews and related actions.

Short-Term Incentive Awards


USX's short-term incentive (bonus) opportunities for executive officers are designed to provide awards near the average of those provided by similar companies for on-target performance. However, our incentive plans are designed to provide exceptional rewards for superior performance and lower rewards for below-average performance. We make bonus awards under the Senior Executive Officer Annual Incentive Compensation Plan, as well as under other plans developed for specific business units. The Senior Executive Officer Annual Incentive Compensation Plan was developed specifically to retain the corporation's tax deduction for awards made to the officers named in the Summary Compensation Table and was approved, as amended and restated, by the stockholders on April 28, 1998.


Senior Executive Officer Annual Incentive Compensation Plan

This Plan provides for awards based on pre-established performance measures specifically related to the responsibilities of Plan participants. For each performance measure, we can award the applicable portion of the bonus only if performance reaches the minimum, or threshold, level for that measure. While performance for 1998 varied among USX's business units, performance levels were reached or exceeded for the following:

--------------------------------------------------------------------------------
For Marathon Group      Income from operations, liquid hydrocarbon production,
                        natural gas production, liquid hydrocarbon and natural
                        gas reserve additions, refined product sales, refined
                        products margins and environmental emissions
                        improvements
--------------------------------------------------------------------------------
For U. S. Steel Group   Income from operations and steel shipments
--------------------------------------------------------------------------------
For USX (Corporate)     All the above plus workforce diversity
--------------------------------------------------------------------------------

Our Committee certified in writing prior to payment of awards for the year 1998 that the pre-established, applicable performance levels (measured for incentive compensation purposes) required under the Plan were satisfied.


Other Plans

We also administer other bonus plans in which corporate and business unit executive officers participate. These plans were developed specifically for corporate, U. S. Steel Group and Marathon Group employees. Our Committee makes awards based on the degree of achievement of pre-established objectives, including profit, cash flow and EVA/(1)/ (economic value added), as measured for incentive compensation purposes, as well as individual objectives. In determining awards under these plans, we also give consideration to changes over the previous year's performance as well as the absolute levels of income and cash flow. When making awards to executive officers under these Plans, our Committee gives such weight to the various factors as we deem appropriate.

Based on consideration of other factors, our Committee may reduce or eliminate a short-term incentive award that would otherwise be payable under the above-discussed plans.

____________

(1) EVA/*/ is a registered trademark of Stern Stewart & Co

Long-Term Incentive Awards



We consider long-term incentive awards to be of major importance in the mix of compensation elements because these awards provide the most direct link to the returns that you, as USX stockholders, receive. The stockholders approved the 1990 Stock Plan, as amended and restated, on April 28, 1998. We administer this plan, under which we may grant (1) stock options, with or without a restoration feature, (2) stock appreciation rights and/or (3) restricted stock. Our stock options and (beginning with vesting in May 1999 for 1998 performance) restricted stock meet the requirements for deductibility under the tax laws.


Stock Option Grants

Our Committee makes stock option grants that we believe to be reasonable and in line with other compensation. The number of shares we grant generally reflects the employee's level of responsibility, and the class or classes of stock granted reflect the specific business unit(s) to which the employee's responsibilities relate. Following our normal annual grant practice, we granted stock options in May 1998.

Restricted Stock Grants

Since the inception of the 1990 Stock Plan, our Committee has established, for each recipient, an annual target level of restricted stock shares, based on the same factors as we consider in granting stock options. A major grant is made to cover five years, with the intention that one fifth of the shares will vest each year if performance is at the target level. We vest restricted stock at levels higher or lower than annual targets, depending on performance.

We made our last major grant in 1995, to cover the five-year performance period ending with 1999, and we made interim grants only to permit vesting at the target level for the number of years remaining in the period. To emphasize the long-term nature of the awards, our vesting decisions are based on three-year average performance, which is compared with three-year peer-group performance for relevant businesses.

In May 1998, we compared our three-year (1995-1997) average performance with that of competitors for the measures shown below. This comparison provides the primary basis for the determination of vesting levels for restricted stock. However, vesting levels may be reduced (or eliminated entirely) based on other factors considered relevant by the Committee.

       Unit                              Performance Measure
--------------------------------------------------------------------------------
Marathon Group    Earnings before interest, taxes and depreciation as a
                    percent of total assets
                  Oil and gas reserve replacement ratio
                  Income per barrel of oil equivalent produced (upstream)
                  Operating income per barrel of refinery throughput
                    (downstream)
                  Safety performance
--------------------------------------------------------------------------------
U. S. Steel Group Income from operations as a percent of capital employed
                  Income from operations per ton shipped
                  Operating cash flow as a percent of capital employed
                  Safety performance
--------------------------------------------------------------------------------
USX Headquarters  Weighted Composite (65% Marathon/35% U. S. Steel Group)
--------------------------------------------------------------------------------

The Committee periodically compares data on long-term incentive grants made at other companies with those made at USX. Our objective in making grants under the 1990 Stock Plan is to provide opportunities to receive above-average compensation (compared with that of similar companies) when performance is above the target level.

Overall, executive compensation at USX is designed to provide total pay that is above average when both short- and long-term incentive goals are exceeded.

                                  ----------

In addition to the compensation comparisons described above, our Committee annually compares the salary, bonus and long-term incentive payouts for the Chairman, the Chief Financial Officer, and the Presidents of the U. S. Steel and Marathon Groups with the same elements for similar positions at comparable companies.

With respect to the compensation comparisons that we make, we believe that the companies with which USX competes for employees are not necessarily limited to the companies with which shareholder returns would logically be compared. The peer groups used in the performance graphs include the Standard & Poor's 500 Stock Index and those oil and steel companies deemed most comparable to the Corporation's businesses for measuring stock performance. The companies used for comparing compensation reflect similarities to USX and its operating groups in such factors as line of business (when relevant), size and complexity. Therefore, the compositions of the groups of companies used for compensation comparisons are not identical to those of the peer groups shown in the Shareholder Return Performance presentation.


Mr. Usher's 1998 compensation reflects the same elements and the same factors as those described above. His leadership and effectiveness in dealing with major corporate problems and opportunities are also considered in determining his salary increases. Taking into account these factors, as well as (1) the comparability of his salary with CEOs of other companies of similar size and complexity and (2) the position of his salary in the range for his position, the Committee approved a salary increase for Mr. Usher effective August 1, 1998.

The Committee made an award to Mr. Usher for 1998 under the Senior Executive Officer Annual Incentive Compensation Plan taking into account the strategic direction in which he led the Corporation, including the formation of Marathon Ashland Petroleum LLC and the acquisition of Tarragon Oil and Gas Limited. His award also recognized his timely response to emerging business conditions, such as record imports of low-priced foreign steel and low worldwide crude oil prices.

The Committee considered the additional stock option shares granted to Mr. Usher under the 1990 Stock Plan to be at a competitive level relative to other CEOs. On the basis of the performance shown in the above table, we also vested restricted stock for and made an additional grant of restricted stock to Mr. Usher.



John F. McGillicuddy
Charles R. Lee
Paul E. Lego
Seth E. Schofield

Shareholder Return Performance Presentation

The line graphs below compare the yearly change in cumulative total stockholder return for each class of our common stock with the cumulative total return of the Standard & Poor's 500 Stock Index. The Marathon graph also shows a comparison with the Standard & Poor's Domestic Integrated Oil Index, and the
U. S. Steel graph also shows a comparison with a Steel Index that is defined in a footnote to the graph.


                     Comparison of Cumulative Total Return
            on $100 Invested in Marathon Stock on December 31, 1993
                                      vs.
               S&P 500 and S&P Domestic Integrated Oil Index/(1)/


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
              AMONG USX-MARATHON, S&P 500 INDEX AND S&P OIL INDEX

Measurement period
(Fiscal year Covered)        USX-MARATHON        S&P 500             S&P OIL
---------------------        ------------        -------             -------
Measurement PT -
12/31/93                     $100                $100                $100
FYE 12/31/94                 $103                $101                $105
FYE 12/31/95                 $127                $139                $119
FYE 12/31/96                 $161                $171                $151
FYE 12/31/97                 $233                $229                $180
FYE 12/31/98                 $214                $294                $146


(1) Total return assumes reinvestment of dividends.

                     Comparison of Cumulative Total Return
              on $100 Invested in Steel Stock on December 31, 1993
                                      vs.
                          S&P 500 and Steel Index/(1)/



                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                 AMONG USX-USS, S&P 500 INDEX AND STEEL INDEX

Measurement period
(Fiscal year Covered)        USX-USS             S&P 500             STEEL
---------------------        -------             -------             --------
Measurement PT -
12/31/93                     $100                $100                $100
FYE 12/31/94                 $ 84                $101                $ 99
FYE 12/31/95                 $ 75                $139                $ 82
FYE 12/31/96                 $ 79                $171                $ 68
FYE 12/31/97                 $ 81                $229                $ 62
FYE 12/31/98                 $ 62                $294                $ 60


(1) Total return assumes reinvestment of dividends.

(2) The Steel Index consists of the common stocks of Bethlehem Steel Corporation, LTV Corporation and National Steel Corporation for the period December 31, 1993 through December 31, 1998, AK Steel Corporation for the period December 31, 1994 through December 31, 1998, and Inland Steel Industries for the period December 31, 1993 through December 31, 1997. Inland Steel Industries sold its steelmaking subsidiary, Inland Steel Co., to Ispat International NV in 1998. The resulting company, Ispat Inland Inc., is not publicly traded.

--------------------------------------------------------------------------------

Transactions

In the regular course of its business since January 1, 1998, USX and its subsidiaries have had transactions with corporations of which certain non-employee directors are executive officers. Such transactions were in the ordinary course of business and at competitive prices and terms. We do not consider any such director to have a material interest in any such transaction. We anticipate that similar transactions will occur in 1999.

Pension Benefits

The United States Steel Corporation Plan for Non-Union Employee Pension Benefits is comprised of two defined benefits. One is based on final earnings and the other on career earnings. Directors who have not been employees of USX do not receive any benefits under the plan. The following table shows the annual final earnings pension benefits for retirement at age 65 (or earlier under certain circumstances) for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings were highest. As of January 31, 1999, Mr. Usher had 33 credited years of service, Mr. Wilhelm 34, Mr. Hernandez 30 and Mr. Sandman 6.

                           Table of Pension Benefits
                        Final Earnings Pension Benefits

Average Annual
Eligible Earnings
for Highest Five
Consecutive Years
in Ten-Year Period
Preceding Retirement                  Annual Benefits for Years of Service
                           20 Years       25 Years      30 Years      35 Years      40 Years      45 Years
-----------------------------------------------------------------------------------------------------------
$  100,000                 $ 23,100       $ 28,875       $ 34,650      $ 40,950      $ 47,250      $ 53,550
   300,000                   69,300         86,625        103,950       122,850       141,750       160,650
   500,000                  115,500        144,375        173,250       204,750       236,250       267,750
   700,000                  161,700        202,125        242,550       286,650       330,750       374,850
   900,000                  207,900        259,875        311,850       368,550       425,250       481,950
 1,100,000                  254,100        317,625        381,150       450,450       519,750       589,050
 1,300,000                  300,300        375,375        450,450       532,350       614,250       696,150

Annual career earnings pension benefits are equal to 1% of total career eligible earnings plus a 30 percent supplement. The estimated annual career earnings benefits payable at normal retirement age 65, assuming no increase in annual earnings, will be $236,109 for Mr. Usher, $99,807 for Mr. Wilhelm, $151,037 for Mr. Hernandez and $98,733 for Mr. Sandman. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary for services performed, allowance for absence covered by sick leave salary continuance and payment for absence while on regular vacation or holidays. These earnings are reported in the salary column of the Summary Compensation Table on page 20. They do not include any awards under the Annual Incentive Compensation Plan or the Senior Executive Officer Annual Incentive Compensation Plan. Benefits under both pension provisions are based on a straight life annuity form of benefit, which is not subject to reduction for Social Security benefits; but the final earnings pension is subject to offset for a pension provided outside the plan from a fund to which USX has contributed, and for payments made by USX pursuant to workers' compensation or similar laws when such payments are the result of a permanent disability. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pensions under both the final earnings and career earnings provisions of the plan.

In addition to the pension benefit described above, members of USX executive management, including all of the executive officers named in the Summary Compensation Table except Mr. Beghini, are entitled, upon retirement after age 60, or before age 60 with USX's consent, to the benefits shown in the table below based on bonuses paid under the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan. These bonuses are reported in the bonus column of the Summary Compensation Table on page 20.

                         Supplemental Pension Benefits

Average Annual
Bonus for Three
Highest Years
in Ten-Year Period
Preceding
Retirement                           Annual Benefits for Years of Service
                  20 Years      25 Years      30 Years      35 Years      40 Years      45 Years
-------------------------------------------------------------------------------------------------
$  100,000         $ 30,800      $ 38,500      $ 46,200       $ 53,900      $ 61,600     $ 69,300
   300,000           92,400       115,500       138,600        161,700       184,800      207,900
   500,000          154,000       192,500       231,000        269,500       308,000      346,500
   700,000          215,600       269,500       323,400        377,300       431,200      485,100
   900,000          277,200       346,500       415,800        485,100       554,400      623,700
 1,100,000          338,800       423,500       508,200        592,900       677,600      762,300
 1,300,000          400,400       500,500       600,600        700,700       800,800      900,900
-------------------------------------------------------------------------------------------------

The Marathon Oil Company Retirement Plan provides benefits based on final earnings. The following table shows the annual pension benefits for retirement at age 65 for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The table is based on a formula of a specified percentage (dependent on years of participation in the plan) of average annual eligible earnings in the three consecutive years of the ten prior to retirement in which such earnings were highest.

Final Average
Earnings for Highest
Three Consecutive
Years in Ten-Year
Period Preceding
Retirement                            Annual Benefits for Years of Service
                 15 Years      20 Years      25 Years      30 Years      35 Years      40 Years
-------------------------------------------------------------------------------------------------
$  100,000         $ 20,705     $ 27,606     $ 34,508       $ 41,410     $   48,311     $   51,762
   300,000           68,705       91,606      114,508        137,410        160,311        171,762
   500,000          116,705      155,606      194,508        233,410        272,311        291,762
   700,000          164,705      219,606      274,508        329,410        384,311        411,762
   900,000          212,705      283,606      354,508        425,410        496,311        531,762
 1,100,000          260,705      347,606      434,508        521,410        608,311        651,762
 1,300,000          308,705      411,606      514,508        617,410        720,311        771,762
 1,500,000          356,705      475,606      594,508        713,410        832,311        891,762
 2,000,000          476,705      635,606      794,508        953,410      1,112,311      1,191,762

Earnings covered by the Marathon plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Oil Company Thrift Plan and bonuses. These earnings are reported in the salary and bonus columns of the Summary Compensation Table on page 20. The benefits reflected above are based upon a straight life annuity form of benefit and include the applicable Social Security offset as defined by the Marathon plan. As of January 31, 1999, Mr. Beghini had 41 years of credited participation. Mr. Sandman has 20 years of credited participation.

In order to comply with the limitations prescribed by the Internal Revenue Code, pension benefits will be paid directly by USX or by Marathon when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans.

Change in Control Arrangements

We believe that if a change in control of USX became possible our key officers should be encouraged to continue their dedication to their assigned duties. For that reason, we have entered into agreements with each of the officers named in the Summary Compensation Table that provide that, if an officer's employment is terminated under certain circumstances following a change in control, the officer will be entitled to the following severance benefits:


 .  a cash payment of up to three times the sum of the officer's current salary plus the highest bonus in the three years before the date of termination, . a cash payment in settlement of outstanding options, . life, disability, accident and health insurance benefits for 24 months after termination,
 . a cash payment equal to the actuarial equivalent of the difference between amounts receivable by the officer under our pension and welfare benefit plans and those which would be payable if (a) the officer had retired as of the termination date under conditions entitling a retiree under similar circumstances to the highest benefits available under those plans and (b) the officer had been absent due to layoff for a year before termination,
 . a cash payment equal to the difference between amounts receivable under our savings or thrift plans and amounts which would have been received if the officer's savings had been fully vested, and
 . a cash payment of the amount necessary to insure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.


Each agreement is automatically extended each year unless we notify the officer that we do not wish it extended. In any event, however, each agreement continues for two years after a change in control. The severance benefits are payable if, any time after a change in control, the officer's employment is terminated for good reason or is terminated for other than cause or disability. The severance benefits are not payable if termination is due to the officer's death or disability or occurs after the officer reaches age 65.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

 .  any person not affiliated with USX acquires 20 percent or more of the voting power of our outstanding securities,
 . the board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the board in this manner,
 .  USX merges with another company and USX's stockholders end up with less than
   50 percent of the voting power of the new entity, . our stockholders approve a plan of complete liquidation of USX, or . we sell all or substantially all of USX's assets.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of each class of common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.



By order of the Board of Directors,

Dan D. Sandman,
Secretary



March 8, 1999

USX Corporation
600 Grant Street
Pittsburgh, PA 15219-4776



[LOGO of USX]

LOGO USX      USX Corporation
              600 Grant Street, Pittsburgh, PA 15219-4776

              You are cordially invited to attend
              the Annual Meeting of Stockholders
              on April 27, 1999.

              The Meeting will be held in the
              Consort Ballroom of The Westin Oaks,
              5011 Westheimer, Houston, Texas at
              10:00 A.M. Central Daylight Time.

              Attached are your 1999 Proxy Card and an attendance card. The use of an attendance card, of course, is for our mutual convenience and your right to attend without an attendance card, upon identification, is not affected.

              Dan D. Sandman
              Secretary


PLEASE SIGN, DATE AND RETURN THE ATTACHED 1999 PROXY CARD
              IN THE ACCOMPANYING ENVELOPE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                             LOGO USX CORPORATION

                                ATTENDANCE CARD
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                   Please present this card at registration
                               desk upon arrival

TIME:                                  PLACE:
10:00 A.M.                             Consort Ballroom
Central Daylight Time                  The Westin Oaks Hotel
Tuesday, April 27, 1999                5011 Westheimer Road
                                       Houston, Texas

                  For the personal use of the stockholder(s)
                       named on the attached Proxy Card
                             --not transferable--

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

The undersigned hereby appoint(s) Thomas J. Usher, Victor G. Beghini, Robert M. Hernandez and Paul J. Wilhelm, or any of them, proxies to vote as herein stated on behalf of the undersigned at the Annual Meeting of Stockholders of USX Corporation on April 27, 1999 and any adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

  Proposals of the Board of Directors -- The directors recommend a vote "FOR"

Proposal No. 1--Election of directors--Nominees: Jeanette G. Brown,
                Charles A. Corry, Paul E. Lego, Seth E. Schofield and Douglas C. Yearley

FOR all nominees ------ [_]    WITHHOLD AUTHORITY ------ [_]
(except as indicated)          to vote for ALL nominees


  (To withhold authority to vote for any individual nominee strike out that nominee's name.)

Proposal No. 2--Election of PricewaterhouseCoopers LLP as independent accountants

FOR ------ [_]    AGAINST ------ [_]    ABSTAIN ------ [_]

________________________________________________________________________________

                                   Signature(s)_________________________________

                                   _____________________________________________

                                                       Dated ______________ 1999

                                   Please sign exactly as your name appears hereon, including representative capacity where applicable. Joint owners should both sign.


                                   [_] I Will Attend The Annual Meeting

                                   This proxy is solicited by the Board of
                                   Directors and represents your holdings of USX-Marathon Group Common Stock and/or USX-U.S. Steel Group Common Stock. Unless otherwise marked, proxies are to vote FOR Proposals 1 and 2, and in their discretion upon all other matters properly brought before the Meeting and any adjournment or postponement thereof.